Registration Statement No. 33-XXXXX

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

E. I. DU PONT DE NEMOURS AND COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1007 MARKET STREET WILMINGTON, DELAWARE 19898 (Address of principal executive offices)	51-0014090 (I.R.S. Employer identification no.)

DUPONT 401(K) AND PROFIT SHARING PLAN
(Full title of the plans)

JEFFREY L. KEEFER, EXECUTIVE VICE PRESIDENT—DUPONT FINANCE
E. I. DU PONT DE NEMOURS AND COMPANY
1007 MARKET STREET
WILMINGTON, DELAWARE 19898
(Name and address of agent for service)
TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENTS FOR SERVICE:
302-774-1000

APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
PURSUANT TO THE PLAN:
From time to time after effective date of Registration Statement

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
	to be	Price Per	Offering	Registration
Title of Securities to be Registered	Registered[1,3]	Share[2]	Price[2]	Fee
Common Stock $.30 par value	50,000	51.06	2,553,000	$78.38

1. E. I. du Pont de Nemours and Company (“DuPont” or “Registrant”) is filing this Registration Statement on Form S-8 to register the offering of additional shares of DuPont Common Stock, par value $0.30 per share, and an indeterminate number of plan interests under the DuPont 401(k) and Profit Sharing Plan, (the “Plan”). This Registration Statement shall also cover any additional shares which become issuable under the Plan by reason of any stock dividend, stock split, capitalization of reserves and premiums or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of DuPont.
2. Calculated solely for the purposes of this offering under Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s common shares as reported on The New York Stock Exchange on June 26, 2007.
EXPLANATORY NOTE
     Pursuant to Instruction E of Form S-8, E. I. du Pont de Nemours and Company (“DuPont” or “Registrant”) is filing this Registration Statement on Form S-8 to register the offering of additional shares of DuPont Common Stock, par value $0.30 per share, and an indeterminate number of plan interests under the DuPont 401(k) and Profit Sharing Plan(the “Plan”). The offering of shares under the Plan were registered on May 15, 2003 on Registration Statement on Form S-8 (Commission File No. 333-105224) under the Plan’s former title: DuPont 401(k) and Profit Sharing Plan DuPont Holographics, Inc., Polar Vision, Inc. and DuPont Displays, Inc. The contents of Registration Statement on Form S-8 (Commission File No. 333-105224) are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on June 27, 2007.

E. I. DU PONT DE NEMOURS AND COMPANY

By:	/s/ Jeffrey L. Keefer

Jeffrey L. Keefer
Executive Vice President—DuPont Finance
and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
C. O. Holliday, Jr., Chairman and Director	E. I. du Pont, Director
R. H. Brown, Director	L. D. Juliber, Director
R. A. Brown, Director	M. Naitoh, Director
B. P. Collomb, Director	S. O’Keefe, Director
C. J. Crawford, Director	W. K. Reilly, Director
J. T. Dillon, Director

By:	/s/ Stacey J. Mobley	By:	/s/ Jeffrey L. Keefer

	Stacey J. Mobley		Jeffrey L. Keefer
	Senior Vice President and		Executive Vice President—DuPont Finance
	Chief Administrative Officer and		(Principal Financial and Accounting Officer
	General Counsel—DuPont Legal		and Attorney-In-Fact for above Directors)
	(Attorney-In-Fact for above Directors)		(June 27, 2007)
(June 27, 2007)
Powers of attorney authorizing Jeffrey L. Keefer and Stacey J. Mobley jointly, to sign the registration statement and amendments thereto on behalf of the above-named directors and officers are filed with the registration statement.
     Pursuant to the requirement of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on June 27, 2007.

DuPont 401(k) and Profit Sharing Plan

By:	/s/ Mary D. Dineen

Mary D. Dineen
Chair, DuPont 401(k) and Profit Sharing Plan
Administrative Committee

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INDEX TO EXHIBITS

Filed
		Incorporated by Reference					Herewith
Exhibit					Exhibit
No.	Exhibit	Form	File No.	Filing Date	No.
4(a)	DuPont’s Restated Certificate of Incorporation, effective May 29, 1997, defining rights of holders of DuPont Common Stock	10-K		2/28/2003	3.1

4(b)	DuPont 401(k) and Profit Sharing Plan for DuPont Holographics, Inc., Polar Vision, Inc., DuPont Displays, Inc. as described in Prototype Defined Contribution Plan and Trust Investment Fund Directive Profile	S-8	333-105224	5/15/2003	4	(b)

5(a)	Opinion of Counsel dated June 27, 2007						X

5(b)	ERISA qualification undertaking	S-8	333-105224	5/15/2003	5	(b)

23(a)	Consent of Independent Registered Public Accounting Firm dated June 27, 2007						X

23(b)	Consent of Stacey J. Mobley, Esq. included in the opinion filed as Exhibit 5(a) to this Registration Statement dated June 27, 2007						X

24	Powers of attorney authorizing certain officers to sign the registration statement and amendments thereto on behalf of officers and directors						X